PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT ("Agreement") dated as of September ___, 1996 by and among Abraxas Petroleum Corporation, a Nevada corporation ("Abraxas"), Acco, LLC, a Massachusetts limited liability company ("Acco"),
Massachusetts Bay Transportation Authority Retirement Fund ("MBTA"), Metropolitan Life Insurance Company Separate Account No. 175 ("MetLife"), The General Mills, Inc. Master Trust: Pooled Real Estate Fund ("General Mills" and, together with MBTA and MetLife, the "SSR Investors") and State Street Research Energy, Inc., a Massachusetts corporation ("State Street").

                             W I T N E S S E T H:

      WHEREAS, Acco owns a 75% limited partnership interest (the "Interest") in Portilla - 1996, L.P., a Texas limited partnership (the "Partnership");

      WHEREAS, the SSR Investors are the holders of (i) promissory notes of the Partnership dated March 20, 1996 and the date hereof in the aggregate principal amount of $6,451,151.33 (the "Notes") and (ii) options to purchase overriding royalty interests (the "ORI Options") in the Portilla Field, San Patricio County, Texas ("Portilla"), and the Happy Field, Garza County, Texas ("Happy");

      WHEREAS, Acco desires to sell the Interest, the SSR Investors desire to sell the Notes and the ORI Options and Abraxas desires to purchase the Interests, the Notes and the ORI Options;

      NOW, THEREFORE, IT IS AGREED:



                                  ARTICLE I

                               SALE OF INTEREST

      1.01 Sale of Interest. Subject to the terms and conditions of this Agreement, Acco and the SSR Investors (collectively, "Sellers") agree to sell, assign, transfer and deliver to Abraxas on the Closing Date (as hereinafter defined), and Abraxas agrees to purchase from Sellers on the Closing Date, the Interest, the Notes and the ORI Options.

      1.02 Consideration. In consideration for the purchase of the Interest, the Notes and the ORI Options by Abraxas, at the Closing, the following payments shall be made:

            (a) Abraxas shall purchase the Interest from Acco in consideration of the payment of $87,177.67 in cash by certified or bank cashier's check at the Closing and the assumption by Abraxas of all of Acco's liabilities and obligations pursuant to the loan made to Acco (the "Christiania Loan") pursuant to that certain Credit Agreement dated as of March 20, 1996 (the "Credit Agreement") by and between Acco and Christiania Bank og

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Kreditkasse  ("Christiania")  including,  but  not  limited  to,  all of  Acco's obligations under the Loan Papers (as defined in the Credit Agreement) and under Sections 7.15 and 8.13 of the Credit Agreement except as set forth in Section
9.01 hereof;

            (b) Abraxas shall purchase that certain Promissory Note dated March 20, 1996 in the aggregate principal amount of $1,000,000 and payable to MBTA as supplemented by that certain Promissory Note dated as of the date hereof in the aggregate principal amount of $89,721.51 and payable to MBTA (together, the "MBTA Note") in consideration of the payment of $1,089.721.51 to MBTA by certified or bank cashier's check at the Closing;

            (c) Abraxas shall purchase that certain Promissory Note dated March 20, 1996 in the aggregate principal amount of $3,920,000 and payable to MetLife as supplemented by that certain Promissory Note dated as of the date hereof in the aggregate principal amount of $351,708.31 and payable to MetLife (together, the "MetLife Note") in consideration of the payment of $4,271,708.31 to MetLife by certified or bank cashier's check at the Closing;

            (d) Abraxas shall purchase that certain Promissory Note dated March 20, 1996 in the aggregate principal amount of $1,000,000 and payable to General Mills as supplemented by that certain Promissory Note dated as of the date hereof in the aggregate principal amount of $89,721.51 and payable to General Mills (together, the "General Mills Note") in consideration of the payment of $1,089,721.51 to General Mills by certified or bank cashier's check at the Closing;

            (e) Abraxas shall purchase all right, title and interest in and to that certain Royalty Option dated March 20, 1996 in favor of MBTA (the "MBTA Option") in consideration of the payment of $64,189.19 to MBTA in cash by certified or bank cashier's check;

            (f) Abraxas shall purchase all right, title and interest in and to that certain Royalty Option dated March 20, 1996 in favor of MetLife (the "MetLife Option") in consideration of the payment of $251,621.62 to MetLife in cash by certified or bank cashier's check;

            (g) Abraxas shall purchase all right, title and interest in and to that certain Royalty Option dated March 20, 1996 in favor of General Mills (the "General Mills Option") in consideration of the payment of $64,189.19 to General Mills in cash by certified or bank cashier's check.

      The amounts payable pursuant to paragraphs (e), (f) and (g) above shall be reduced pro rata by the amount payable to State Street pursuant to Section 1.05 hereof.

      In the event that the transactions contemplated by this Agreement have not been consummated on or prior to October 20, 1996, in addition to the payments to be made to the Sellers pursuant to this Section 1.02, Abraxas shall also pay

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interest  to the Sellers at a rate of 10% per annum on the  principal  amount of the Notes for the period from October 21, 1996 to the earlier of (i) the Closing Date or (ii) December 31, 1996. Such interest shall be payable on the earlier of
(i) the Closing Date or (ii) January 15, 1997.

      1.03 Further Assurances. Sellers agree that, from time to time, at Abraxas' request and without further consideration, Sellers will execute and deliver such additional instruments of transfer and take such other actions as Abraxas may require to more effectively transfer ownership of the Interest, the Notes and the ORI Options to Abraxas, as applicable.

      1.04 Closing. The closing ("Closing") of the transactions contemplated hereby shall take place at the offices of Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005 on the date that all of the conditions to Closing set forth in Articles IV and V hereof have been satisfied or waived or such other time and place as the parties hereto may agree. The date, as thus determined, on which the Closing will be held is herein referred to as the "Closing Date".

      1.05 Termination of Advisory Agreement. At the Closing, the Advisory Agreement between the Partnership and State Street shall be terminated, and Abraxas shall pay State Street an amount equal to the expenses incurred by State Street pursuant to Section 9.01.


                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each of Acco, MBTA, MetLife, General Mills and State Street, severally for itself, and not jointly and severally, represents, warrants and agrees, as follows:

      2.01 Ownership of Interest. (a) Acco is the lawful owner of the Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind other than liens, encumbrances, restrictions and claims related to the Christiania Loan. Acco has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Interest pursuant to this Agreement. The sale by Acco to Abraxas of the Interest pursuant to the provisions of this Agreement will transfer to Abraxas good, valid and marketable title thereto, free and clear of all liens, encumbrances, restrictions, mortgages, pledges, charges or claims of every kind (collectively, "Liens").

      (b) MBTA is the lawful owner of the MBTA Note and the MBTA Option, free and clear of all liens, encumbrances, restrictions and claims of every kind. MBTA has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the MBTA Note and the MBTA Option pursuant to this Agreement. The sale by MBTA to Abraxas of the MBTA Note and the MBTA Option pursuant to the provisions of this Agreement will transfer to Abraxas good, valid and marketable title thereto, free and clear of all Liens.

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      (c)  MetLife  is the  lawful  owner of the  MetLife  Note and the  MetLife
Option, free and clear of all liens, encumbrances, restrictions and claims of every kind. MetLife has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the MetLife Note and the MetLife Option pursuant to this Agreement. The sale by MetLife to Abraxas of the MetLife Note and the MetLife Option pursuant to the provisions of this Agreement will transfer to Abraxas good, valid and marketable title thereto, free and clear of all Liens.

      (d) General Mills is the lawful owner of the General Mills Note and the General Mills Option, free and clear of all liens, encumbrances, restrictions and claims of every kind. General Mills has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the General Mills Note and the General Mills Option pursuant to this Agreement. The sale by General Mills to Abraxas of the General Mills Note and the General Mills Option pursuant to the provisions of this Agreement will transfer to Abraxas good, valid and marketable title thereto, free and clear of all Liens.

      2.02 Power and Authority. Acco has the power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required action. State Street has the power and authority to make, execute, deliver and perform this Agreement on behalf of each of MBTA, MetLife and General Mills, and this Agreement has been duly authorized and approved by all required action of each of MBTA, MetLife and General Mills.

      2.03 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Sellers are, or will be, entitled to any commission or broker's or finder's fees from any of the Sellers.

      2.04 Receipt of Information. Acco and State Street (acting on its own behalf and on behalf of the SSR Investors) acknowledge the receipt of a letter dated July 15, 1996 from Abraxas relating to Portilla and copies of the reserve report prepared by DeGoyler and MacNaughton relating to Portilla and Happy dated June 30, 1996. Each of Acco and State Street (acting on its own behalf and on behalf of the SSR Investors) has had the opportunity to review such information and has had the opportunity to ask questions of and receive answers from Abraxas concerning the Partnership, Portilla and Happy and the future plans and prospects thereof. Each of Acco, MBTA, MetLife, General Mills and State Street is an Accredited Investor (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended). Each of Acco and State Street (acting on its own behalf and on behalf of the SSR Investors) has engaged such professional advisers including, without limitation, legal, tax and petroleum engineering advisers, as it deemed necessary in connection with the transactions contemplated hereby.




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                                   ARTICLE III

                           REPRESENTATIONS OF ABRAXAS

      Abraxas represents, warrants and agrees as follows:

      3.01 Existence and Good Standing of Abraxas. Abraxas is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

      3.02 Power and Authority. Abraxas has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Abraxas.

      3.03 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Abraxas is, or will be, entitled to any commission or broker's or finder's fees from Abraxas.

      3.04 No Net Income. The Partnership has not had any net taxable income since its inception.


                                  ARTICLE IV

                      CONDITIONS TO ABRAXAS' OBLIGATIONS

      All obligations of Abraxas to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by Abraxas prior to or at the
Closing:

      4.01 Truth of Representations and Warranties. The representations and warranties of Acco, the SSR Investors and State Street contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and Acco, the SSR Investors and State Street shall have each delivered to Abraxas a certificate, dated the Closing Date, to such effect.

      4.02 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge of Sellers, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      4.03 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Abraxas, and Abraxas shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


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      4.04 Mutual Release. Sellers and Abraxas shall have executed and delivered a  Mutual  Release  in  substantially  the  form  of  Exhibit  "A"  hereto  (the
"Release").

      4.05 Documents and Instruments. Sellers shall have executed such documents and instruments as may be reasonably requested by Abraxas to effectively sell, transfer, assign and convey the Interest, the Notes and the ORI Options to Abraxas.

      4.06 Financing. Abraxas shall have received financing on such terms and conditions as may be reasonably satisfactory to Abraxas.


                                  ARTICLE V

                     CONDITIONS TO SELLERS'S OBLIGATIONS

      All obligations of Sellers to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by Sellers prior to or at the
Closing:

      5.01 Truth of Representations and Warranties. The representations and warranties of Abraxas contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Abraxas shall have delivered to Sellers a certificate, dated the Closing Date, to such effect.

      5.02 No Litigation Threatened. No action or proceeding shall have been instituted or, to the best knowledge of Abraxas, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      5.03 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto, shall be reasonably satisfactory in form and substance to Sellers and its counsel, and Sellers shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      5.04 Mutual Release. Sellers and Abraxas shall have executed and delivered the Release.

      5.05 Documents and Instruments. Abraxas shall have executed and delivered such documents and instruments as may be reasonably requested by Acco to effectuate the assumption of the Christiania Loan by Abraxas and, in the event that Abraxas does not repay the Christiania Loan and assume all of Acco's

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obligations  under the Loan  Papers  except as set forth in Section  9.01 hereof
substantially   simultaneously   with  the   consummation  of  the  transactions
contemplated hereby, Abraxas shall have obtained the release of Acco by Christiania.


                                  ARTICLE VI

                                  COVENANTS

      6.01 Reasonable Efforts. Abraxas will use its reasonable efforts to obtain the necessary financing through a private placement of debt securities to be closed on or before September 30, 1996. If Abraxas is unable to complete the offering by September 30, 1996, Abraxas agrees to continue to use its reasonable efforts to pursue alternative financing arrangements and, in all events, will attempt to complete the purchase of the Interest, the Notes and the ORI Options no later than December 31, 1996.

      6.02 Public Announcements. Upon execution and delivery of this Agreement, Abraxas will issue a press release reasonably satisfactory to Abraxas and Sellers. Otherwise, none of the parties hereto shall, prior to the Closing, make any public announcement or disclosure relating to the transactions contemplated hereby without the prior consent of each other party hereto; provided, however, that each party shall consult with the other in advance of making any disclosure required by law, but the agreement of the other parties hereto shall not be required.

      6.03 Pre-Closing Operations. Prior to the Closing, Abraxas will contribute to the Partnership all monies necessary for the Partnership (a) to pay its operating expenses and (b) to make the minimum distributions necessary for Acco to make required payments on the Christiania Loan; provided, however, that Abraxas shall not be obligated to make contributions pursuant to this Section
6.03 after December 31, 1996.


                                 ARTICLE VII

                  TAX MATTERS, DISTRIBUTIONS AND ALLOCATIONS

      7.01 Liquidation and/or Sale of Interest. For federal income tax purposes, it is the intention of the parties that the purchase and sale of the Interest be treated as a sale of Acco's interest in the Partnership pursuant to Sections 741 of Subchapter K of the Internal Revenue Code of 1986, as amended.

      7.02 Allocations of Profits and Losses. Abraxas and Acco agree that Acco shall be allocated its pro-rata share (in accordance with Acco's Capital
Percentage and Capital Ratio, as such terms are defined in the limited partnership agreement of the Partnership) of the Partnership's cumulative profits and/or losses for the portion of the 1996 taxable year that were generated from March 20, 1996 to and including the Closing Date.

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      7.03 Tax Returns and Information Statements.  Abraxas shall be responsible for the preparation and timely filing of the Partnerships income tax returns for the 1996 calendar year including, but not limited to, any information statements related to the sale and/or liquidation of the Interest. Abraxas agrees to provide to Acco, in a timely fashion, any information reasonably requested by Acco in order for Acco to accurately report and reflect the sale of the Interest on Acco's 1996 income tax return including, but not limited to, the reporting of Acco's proportionate share of profits and/or losses from the Partnership.


                                 ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS; INDEMNITY;
                           LIMITATION OF LIABILITY

      8.01 Survival of Representations. The representations and warranties of each of the parties hereto contained in this Agreement shall survive the purchase and sale of the Interest, the Notes and the ORI Options contemplated hereby.

      8.02  Indemnification  by  the  Sellers  and  Management.   Sellers  agree
severally,  and not jointly and  severally,  to indemnify and hold Abraxas,  its directors, officers, employees and agents harmless from damages, losses or expenses (net of any insurance proceeds) (collectively, "Damages") suffered or paid, directly or indirectly, by Abraxas as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities (whether asserted directly or as a common law or statutory claim for contribution or indemnity), including, without limitation, reasonable counsel fees and costs incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation or warranty made by Sellers in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the breach of any covenant made by the Sellers hereunder.

      8.03 Indemnification by Abraxas. Abraxas agrees to indemnify and hold Sellers harmless from Damages suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the failure of any representation or warranty made by Abraxas in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the breach of any covenant made by Abraxas hereunder.

      8.04 Notice of Claim. If indemnification pursuant to Sections 8.02 or 8.03 is sought, the indemnified party shall give notice to the indemnifying party of an event giving rise to the obligation to indemnify, allow the indemnifying party to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the indemnified party, and cooperate with the indemnifying party in the defense thereof; provided, however, that the omission to give such notice to the indemnifying party shall not relieve the indemnifying

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party from any liability which it may have to the indemnified  party,  except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnified party shall have the right to employ separate counsel to represent the indemnified party if the indemnified party is advised by counsel that a conflict of interest makes it advisable for the indemnified party to be represented by separate counsel and the reasonable expenses and fees of such separate counsel shall be paid by the indemnifying party. If the party obligated to indemnify and hold the other harmless wrongfully refuses to assume the defense of the party seeking indemnification, the party refusing to indemnify shall be responsible, for all legal and other expenses incurred by the other party in connection with the investigation or defense of such claim or action including, without limitation, expenses incurred in enforcing such obligation to indemnify.


                                  ARTICLE IX

                                MISCELLANEOUS

      9.01 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers; provided, however, Abraxas shall pay all filing and recording fees and expenses in connection with the purchase and sale of the Interest, the Notes and the ORI Options. Notwithstanding anything to the contrary set forth in this Agreement, Acco shall be responsible for the fees and expenses, including fees and expenses of counsel, of Christiania incurred in connection with the Credit Agreement and the transactions contemplated hereby up to a maximum of $25,000; provided, however, that if Christiania's fees and expenses exceed $25,000, the parties hereto agree to negotiate in good faith regarding the payment of the fees and expenses in excess of $25,000.

      9.02 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas.

      9.03 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      9.04 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail, postage prepaid, if to:

      If to Abraxas:

            Abraxas Petroleum Corporation
            500 North Loop 1604 East, Suite 100
            San Antonio, Texas  78232

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            Attention:  Robert L. G. Watson

      With a copy to:

            Cox & Smith Incorporated
            112 E. Pecan Street, Suite 1800
            San Antonio, Texas  78205
            Attention:  Steven R. Jacobs

      If to Sellers:

            State Street Research Energy, Inc.
            One Financial Center
            31st Floor
            Boston, MA  02109
            Attention:  Tom Moore

      With a copy to:

            Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C.
            One Financial Center
            Boston, Massachusetts  02111
            Attention:  Thomas J. Kelly

            and

            Baker & Botts, L.L.P.
            One Shell Plaza
            910 Louisiana
            Houston, Texas  77002-4995
            Attention:  Frank W. R. Hubert, Jr.

or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

      9.05 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      9.06 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      9.07 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof or any other written agreements that

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the parties enter into pursuant to or relating to the transactions  contemplated by this Agreement, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. All exhibits and schedules referred to herein and attached hereto are incorporated herein by reference.

      9.08 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by all of the parties hereto.

      9.09 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      9.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

      9.11 Arbitration. The parties hereto agree that all disputes, controversies or claims that may arise among them (including their agents and employees) including, without limitation, any dispute, controversy or claim arising out of or relating to this Agreement or any other agreement, or the breach, termination or invalidity thereof, whether entered into or arising prior, on or subsequent to the date hereof, shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted in accordance with the terms of Section 12.9 of the Partnership Agreement of the Partnership.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                              ABRAXAS PETROLEUM CORPORATION



                              By:
                              Robert L. G. Watson,
                               Chairman of the Board, President
                               and Chief Executive Officer








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

                              ACCO, LLC

                              By:
                              Title:



                              STATE STREET RESEARCH ENERGY, INC.,
                                 Creditors Representative of Massachusetts
                                 Bay Transportation Authority Retirement
                                 Fund, Metropolitan Life Insurance Company
                                 Separate Account No. 175 and The General
                                 Mills, Inc. Master Trust: Pooled Real Estate
                                 Fund


                              By:
                              Title:


                              STATE STREET RESEARCH ENERGY, INC.


                              By:
                              Title:























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0135432.01